EXHIBIT 23.1

REPORT AND CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Rock of Ages Corporation:

The audits referred to in our report dated February 22, 2005, except for Notes 7 and 2 as to which the dates are March 22, 2005 and April 14, 2006, respectively, included the related financial statement schedule as of December 31, 2004, and for each of the years in the two-year period ended December 31, 2004. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the registration statement (No. 333-45617) on Form S-8 of Rock of Ages Corporation of our reports dated February 22, 2005, except for Notes 7 and 2 as to which the dates are March 22, 2005 and April 14, 2006, respectively, with respect to the consolidated balance sheet of Rock of Ages Corporation and subsidiaries as of December 31, 2004, and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss), and cash flows for each of the years in the two-year period ended December 31, 2004, and the related financial statement schedule, which reports appear in the December 31, 2005 annual report on Form 10-K of Rock of Ages Corporation.

Our reports indicate that the consolidated statements of operations for the years ended December 31, 2004 and 2003 have been restated.

/s/KPMG LLP
Burlington, Vermont

April 17, 2006

EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 14, 2006, accompanying the consolidated financial statements included in the Annual Report of Rock of Ages Corporation on Form 10-K for the year ended December 31, 2005.  We hereby consent to the incorporation by reference of said report in the Registration Statements of Rock of Ages Corporation on Form S-8 (File No. 333-45617, effective February 5, 1998) and Form S-8 (File No. 333-128474, effective September 21, 2005).

/s/Grant Thornton LLP
Boston, Massachusetts

April 14, 2006